Exhibit 99.1

Mustang Bio Reports Second Quarter 2020 Financial Results and Recent Corporate Highlights

Worcester, MA – August 10, 2020 – Mustang Bio, Inc. (“Mustang”) (NASDAQ: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases, today announced financial results and recent corporate highlights for the second quarter ended June 30, 2020.

Manuel Litchman, M.D., President and Chief Executive Officer of Mustang, said, “Mustang made progress on multiple fronts during the second quarter of 2020. In June, we raised gross proceeds of approximately $37.2 million in an underwritten public offering of common stock. On the clinical front, we continued to advance our robust pipeline of gene and CAR T cell therapy programs. Notably, we began enrolling patients in a Phase 1/2 clinical trial of MB-102 (CD123-targeted CAR T cell therapy) under our own Investigational New Drug (“IND”) application for relapsed or refractory blastic plasmacytoid dendritic cell neoplasm, acute myeloid leukemia and high-risk myelodysplastic syndrome. We look forward to continued progress throughout the second half of this year, as we expect to initiate our pivotal MB-107 and MB-207 lentiviral gene therapy programs for newly diagnosed infants and previously transplanted patients with X-linked severe combined immunodeficiency (“XSCID”) and to disclose additional data from our MB-106 CD20-targeted CAR T cell therapy program.”

Recent Corporate Highlights:

•	In June 2020, Mustang raised gross proceeds of approximately $37.2 million in an underwritten public offering of common stock, including the exercise of the underwriter’s option.

•	In May 2020, City of Hope presented two posters pertaining to MB-104, an innovative CS1 CAR T cell therapy, at the virtual 23rd Annual Meeting of the American Society of Gene & Cell Therapy (“ASGCT”).

•	Also in May 2020, Mustang submitted an IND application to the U.S. Food and Drug Administration (“FDA”) to initiate a multi-center Phase 2 clinical trial of MB-107 in newly diagnosed infants with XSCID who are under the age of two. The trial is expected to enroll 10 patients who, together with 15 patients enrolled in the current multi-center trial led by St. Jude Children’s Research Hospital, will be compared with 25 matched historical control patients who have undergone hematopoietic stem cell transplant (“HSCT”). The primary efficacy endpoint will be event-free survival. The initiation of this trial is currently on hold pending CMC clearance by the FDA, which is expected in early Q4 2020. Mustang is targeting topline data from this trial in the second half of 2022.

•	Mustang expects to file an IND in the fourth quarter of 2020 for a registrational multi-center Phase 2 clinical trial of its lentiviral gene therapy in previously transplanted XSCID patients. This product will be designated MB-207. Mustang anticipates enrolling 20 patients and comparing them to matched historical control patients who have undergone a second HSCT. The company is targeting topline data from this trial in the second half of 2022.

•	In the ongoing Phase 1 trial of MB-105, a PSCA-directed CAR T administered systemically to patients with PSCA-positive castration resistant prostate cancer, at City of Hope, the first patient to receive the therapy following a standard CAR T conditioning regimen experienced a significant reduction in his prostate-specific antigen (“PSA”) at day 28. This PSA response was associated with radiographic improvement of the patient’s metastatic disease.

•	In April 2020, Mustang announced that the European Medicines Agency (“EMA”) granted Advanced Therapy Medicinal Product (“ATMP”) classification to MB-107 for the treatment of XSCID.

Financial Results:

•	As of June 30, 2020, the company’s cash, cash equivalents and restricted cash totaled $86.4 million, compared to $56.8 million as of March 31, 2020, and $62.4 million as of December 31, 2019.

•	Research and development expenses were $9.8 million for the second quarter of 2020. This compares to $6.8 million for the second quarter of 2019. Non-cash, stock-based compensation expenses included in research and development were $0.4 million for the second quarter of 2020, compared to $0.3 million for the second quarter of 2019.

•	Research and development expenses from license acquisitions totaled $1.3 million for the second quarter of 2020, compared to $0.2 million for the second quarter of 2019.

•	General and administrative expenses were $3.0 million for the second quarter of 2020. This compares to $3.2 million for the second quarter of 2019. Non-cash, stock-based compensation expenses included in general and administrative expenses were $1.5 million for the second quarter of 2020, compared to $1.6 million for the second quarter of 2019.

•	Net loss attributable to common stockholders was $14.6 million, or $0.32 per share, for the second quarter of 2020, compared to a net loss attributable to common stockholders of $10.4 million, or $0.29 per share, for the second quarter of 2019.

About Mustang Bio

Mustang Bio, Inc. is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR T therapies across multiple cancers, as well as a lentiviral gene therapy for XSCID. Mustang is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Mustang was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). For more information, visit www.mustangbio.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Company Contacts:

Jaclyn Jaffe and William Begien

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Investor Relations Contact:

Daniel Ferry

LifeSci Advisors, LLC

(617) 430-7576

daniel@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

MUSTANG BIO, INC.

Condensed Balance Sheets

($ in thousands, except for share and per share amounts)

	June 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$85,361	$61,413
Other receivables - related party	25	19
Prepaid expenses and other current assets	886	1,631
Total current assets	86,272	63,063

Property, plant and equipment, net	7,675	6,779
Fixed assets - construction in process	493	1,157
Restricted cash	1,000	1,000
Other assets	250	250
Operating lease right-of-use asset, net	1,140	1,196
Total Assets	$96,830	$73,445

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term notes payable	$5,000	$1,250
Accounts payable and accrued expenses	8,996	5,668
Payables and accrued expenses - related party	491	596
Operating lease liabilities - short-term	265	257
Total current liabilities	14,752	7,771

Notes payable	8,959	12,179
Operating lease liabilities - long-term	2,090	1,843
Total Liabilities	25,801	21,793

Commitments and Contingencies

Stockholders’ Equity
Preferred stock ($0.0001 par value), 2,000,000 shares authorized, 250,000 shares of Class A preferred stock issued and outstanding as of June 30, 2020 and December 31, 2019 respectively	—	—
Common Stock ($0.0001 par value), 85,000,000 shares authorized
Class A common shares, 845,385 shares issued and outstanding as of June 30, 2020 and December 31, 2019 respectively	—	—
Common shares, 54,826,243 and 39,403,519 shares issued and outstanding as of June 30, 2020 and December 31, 2019 respectively	5	4
Common stock issuable, 0 and 1,206,667 shares as of June 30, 2020 and December 31, 2019 respectively	—	4,923
Additional paid-in capital	222,938	172,184
Accumulated deficit	(151,914)	(125,459)
Total Stockholders’ Equity	71,029	51,652
Total Liabilities and Stockholders’ Equity	$96,830	$73,445

MUSTANG BIO, INC.

Condensed Statements of Operations

($ in thousands, except for share and per share amounts)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$9,830	$6,823	$19,144	$13,783
Research and development – licenses acquired	1,300	200	1,550	650
General and administrative	2,991	3,189	4,947	5,533
Total operating expenses	14,121	10,212	25,641	19,966
Loss from operations	(14,121)	(10,212)	(25,641)	(19,966)

Other income (expense)
Interest income	142	387	405	539
Interest expense	(619)	(574)	(1,219)	(585)
Total other income (expense)	(477)	(187)	(814)	(46)
Net Loss	$(14,598)	$(10,399)	$(26,455)	$(20,012)

Net loss per common share outstanding, basic and diluted	$(0.32)	$(0.29)	$(0.61)	$(0.62)

Weighted average number of common shares outstanding, basic and diluted	45,023,030	36,306,710	43,497,173	32,149,352